FOUNDING CONTRACT

  executed in accordance with Section 162 and following of the Commercial Code



                                 F o u n d e r s


1.       Severoceske teplarny a.s.

         address in Most, J. Seiferta 2179
         represented by the Chairman of the Board
         Mr. Josef Vanzura,
         and the Member of the Board
         Mrs. Ing.  Petra Wendelova, Csc.
         ICO 46708065
         DIC:  206-46708065
         (hereinafter only as "SCT")


2.       City Liberec

         Liberec, nam.  Dr. Ed.  Benese 1
         represented by the Mayor
         Mr. Ing.  Jiri Drda
         ICO:
         (hereinafter only as the "City")





                                   Preamble

     After the company foundation this Contract shall become an agreement of the shareholders of the company Teplarna Liberec.

     Severoceske teplarny a.s., address Most, J. Seiferta 2179, acting through the Members of the Board Mr. Josef Vanzura and Mrs. Petra Wendelova, CSc., and City Liberec, acting through the Mayor Mr. Ing. Jiri Drda, in accordance with their common coincident will, are founding, in a simultaneous way, a joint-stock company without notice to subscribe shares, on the bellow mentioned day, month, and year in accordance with this

                         F o u n d n g   C o n t r a c t.

                                    Article 1

     The Founders are founding the joint-stock company (hereinafter only as the "Company") under the terms set by this Founding Contract.


                                    Article 2

     The  trade  name of the  Company  is :  Teplarna  Liberec,  a.s.

     Also the abbreviation "akc. spol." can be used as an amendment specifying the legal form of the Company.


                                    Article 3

     The address of the Company is Liberec, tr. Dr. Milady Horakove 58, 460 01 Liberec 1.


                                    Article 4

     The Company has been founded for an indefinite period.


                                    Article 5

     The purpose of business of the Company is:

     -   generation, distribution, purchase, sale of heat and electricity

     -   lease of tangible fixed assets

     - engineering/investor activity within the operational and economical field of the heating plant industry

     - manufacture, repair, and installation of cold water metering devices, warm service water metering devices, and heat consumption metering devices

     - tests of operated boilers and pressure vessels - thermal technical measurement

     - manufacture, installation, repair, reconstruction, and periodical tests of specified pressure devices - repair and reconstruction of class 3 steam and hot-water boilers

     -   trade authorization - purchase of goods for resale and sale of goods

     -   installation, repair and maintenance of specified electrical devices

     -   installation, repair and maintenance of specified gas devices


                                    Article 6

     The fixed assets of the Company is 500,000,000,- CZK (in words: five hundred million Czech crowns).

                                    Article 7

         The fixed assets of the Company has been divided into 50,000 registered shares, each share having the nominal value 10,000,- CZK.


                                    Article 8

1. The Founders have agreed to pay by themselves the whole fixed assets of the Company, mentioned in Article 7 by a non-cash contribution, namely:

         a) SCT subscribes a non-cash contribution valued 350,000,000,- CZK (in words: three hundred and fifty million Czech crowns).

         b) The City subscribes a non-cash contribution valued 150,000,000,- CZK (in words: one hundred and fifty million Czech crowns).

2. The contributions mentioned in Paragraph 1 will be paid by the Founders as follows:

         a) SCT shall pay the amount of 350 million CZK in form of a non-cash contribution, namely by assets of the existing division Liberec in a mutually agreed structure, representing a technologically linked unit with the contributed assets of City Liberec. The extent of contributed assets is mentioned in Appendix No. 1, which is an integral part of this Contract.

         b) The City shall pay the amount of 150 million CZK in form of a non-cash contribution, namely:

         I) by SCT shares, ISIN - CS 0008458550, in amount 106,158 shares in nominal value 106,158 thous. CZK, which agreed price is 106 million CZK.

         II) The City will make an assignment of its accounts receivable valued 44,000 thousand CZK for unpaid acquisition price of the heating plant (account receivable against SCT according to the contract on future collective agreement - Article VI/1 - executed between SCT and City Liberec dated September 7, 1994) to its subsidiary Teplarna Liberec, a.s.

3. SCT is obligated to transfer the assets defined by Appendix No. 1 to the Company, above the extent of the contribution into assets.


                                    Article 9

     After its foundation, the Company will issue its shares. SCT shall receive 35,000 registered shares and the City will receive 15,000 registered shares.

                                   Article 10

     The Founders have agreed upon the proposal of the articles of incorporation, which after the execution of this Founding Contract shall become its integral part. The articles specify the way of establishment of a reserve fund at Company founding in compliance with Section 217 Paragraph 1 of the Commercial Code.


                                   Article 11

     The contributions paid by the Founders in compliance with Article 8 Paragraph 2 shall be administered by SCT by the time of the Company foundation.


                                   Article 12

     City Liberec is authorized to negotiate in the matter of the Company record into Commercial Register and at the Real Estate Register in Liberec. SCT is authorized to act in the other matters.


                                   Article 13

     A collective meeting concerning the decision of the Founders will take place at execution of the Founding Contract in compliance with Section 172 of the Commercial Code.


                                   Article 14

     The collective meeting of the Founders concerning the Company foundation will be proceeded analogically with the provision of Section 171 of the Commercial Code.


                                   Article 15

     All costs connected with the preparation, formation and foundation of the Company will be the Company costs.


                                   Article 16

     The Founders have agreed the way of election into the Company bodies as follows:

1. SCT shall propose 3 candidates and the City 2 candidates into the board of directors.

2. SCT shall propose 1 candidate and the City Liberec 1 candidate into the supervisory board.

     The Founders are obligated to vote for these candidates at the election.

                                   Article 17

     This Contract - agreement - is valid for the period, during which each Founder owns more than 90% of its shares, owned by him at the time of Company founding.


                                   Article 18

     If any of provisions of this Contract is in discrepancy with the generally obligatory regulations, the generally obligatory regulations are valid, without this Contract ceases to be valid.


                                   Article 19

     This Contract has been prepared in seven counterparts, each Founder shall receive one counterpart and two counterparts of the Contract will be filed in the Company archive. Another counterpart will be attached to the proposal of the record of the Company into Commercial Register and one counterpart shall be mailed to SCP (Center of Securities).


                                   Article 20

     The Founders state that they have mutually discussed the contents of this Contract and that they arrived at a total coincidence.

     In witness whereof the Founders have executed the Contract in front of a body set for authorization.

                  SCT:                          signature

                                                ------------------------------
                 Severoceske teplarny           Josef  Vanzura
                 akciova spolecnost             Chairman of the Board
                 Most

                                                signature

                                                ------------------------------
                                                Ing. Petra Wendelova, Csc.
                                                Member of the Board

                 City:                          signature

                                                ------------------------------
                                                Ing. Jiri Drda
                                                Mayor of the City

Most, November 11, 1994

                                                               Appendix No. 1


              Assets contributed by Severoceske Teplarna a.s., Most
                           into Teplarna Liberec, a.s.


     The total value of SCT, a.s. assets, administered by Division Liberec pursuant to the expert opinion, prepared by Ing. Dr. Vlach, DrSc. in October 1994 based on the documents on assets record dated September 8, 1994, is 723.1 million CZK.

     The value of the secondary distribution system is 94.2 million CZK, small and short term tangible assets represent 1.6 million CZK. Totally 818.9 million CZK.

         Recapitulation
Value of assets administered by Division Liberec          723.1     million CZK
Value of secondary distribution system                     94.2     million CZK
Small and short term tangible assets                        1.6     million CZK
-------------------------------------------------------------------------------
Total value of administered assets                        818.9     million CZK

     Based on the agreement dated October 31, 1994 between City Liberec and SCT, a.s., the following assets shall not be contributed into Teplarna Liberec, a. s.:

Land valued                                                37.2     million CZK
Family houses OKAL, house Slikova 137                       6.8     million CZK
--------------------------------------------------------------------------------
Totally remains in SCT, a.s., Most's ownership             44.0     million CZK

The total value of assigned SCT assets is                 774.9     million CZK

These assets shall be represented by:
Contribution  of SCT, a.s., Most into
   Teplarna  Liberec,  a.s.                               350.0     million CZK
Payment of SCT, a.s.  accounts  receivable
   to Teplarna  Liberec                                    44.0     million CZK
SCT, a.s.  account  receivable  against Teplarna Liberec  380.9     million CZK

(This account receivable shall be paid within twenty years by the annual amount 19,045 thousand CZK. Within five years the payment will be increased by the annual inflation coefficient officially issued by state. After five years the system of payment of the account receivable shall be updated.)

Contributed and assigned assets - recapitulation

Assets administered in total                              818.9     million CZK
Not assigned assets                                        44.0     million CZK
-------------------------------------------------------------------------------
Contributed and assigned assets in total                  774.9     million CZK

     The structure of the contributed and assigned assets is mentioned in the list of assets dated September 8, 1994.

     The subject of the contribution based on the agreement with City Liberec are not the houses, connected structures, and land of bellow mentioned record numbers, under which they are filed in SCT, a.s., Most's bookkeeping records dated September 8, 1994:

-        houses OKAL 601 - 610
         No. ZO600000455 to ZO600000464

-        apartment house Slikova 137
         No. ZO6000000209

-        structures connected with houses
         No. ZO600000465 to ZO600000 and ZO100001794

-        land No. ZO100002221 to ZO100002246,  ZO100002672 to ZO100002676,
         ZO100002721 to ZO100002724,
         ZO100002732, ZO600000605, ZO600000606
         and ZO600000613.

                            ARTICLES OF INCORPORATION

              "T e p l a r n a L i b e r e c , akciova spolecnost"


                                   Chapter I.
                               General statements

                                    Section 1
                   Incorporation and formation of the company

1. The company was incorporated as limited liability company, founded without notice to subscribe shares, by executing the founding contract, by approving of these Articles of Incorporation and by election of the company bodies.

2. The company is formatted on the day of record into the Commercial Register, administered by the County court in Usti nad Labem, and is incorporated for indefinite period.


                                    Section 2
                                   Trade name

1.       The trade name of the company is:  Teplarna Liberec, a.s.

2.       The trade name of the company further is:

         a)   in German: Heizkraftwerk Liberec, AG
         b)   in English: District Heating Company Liberec, joint-stock comp.


                                    Section 3
                             Address of the company

The address of the company is : Liberec, tr. Dr. Milady Horakove 58, 460 01 Liberec 1


                                    Section 4
                               Purpose of business

1)       generation, distribution, purchase, sale of heat and electricity,
2)       lease of tangible fixed assets,
3) engineering/investor activity in the field of heating plant operation and economy,
4) manufacture, repairs and installation of cold water metering devices, warm service water metering devices and heat consumption metering devices,
5) tests of operated boilers and pressure vessels - thermal technical measurement,
6) manufacture, installation, repair, reconstruction and periodical tests of specified pressure devices - repair and reconstruction of class 3 steam and hot water boilers,

7)       trade authorization for purchase of goods for resale and sale of goods,
8)       installation, repair and maintenance of specified electrical devices,
9)       installation, repair and maintenance of specified gas devices.


                                    Section 5
                   Acting and signing on behalf of the company

1.      The company is acting through its bodies or through its representatives.

2. Either all members of the board of directors together, or the chairman of the board and two members of the board of directors, are entitled to act on behalf of the company. Signing on behalf of the company is done in such a way, that they attach their signature to the company name or the company seal.

3. The persons mentioned in paragraph 2 certify their authorization to act on behalf of the company by the certificate stating the legal status of the company.

4. The company representatives prove their authorization by power of attorney or by company organization rules.


                                   Chapter II.
                  Fixed assets, shares and shareholders rights

                                    Part one
                                    Section 6
                                  Fixed assets

         Company fixed assets is 500,000,000,- CZK (in words: five hundred million Czech crowns).

                                    Section 7
                             Payment of fixed assets

Company fixed assets has been paid and is 500,000,000,- CZK.


                                    Section 8
                            Increase of fixed assets

1. According to the Articles of Incorporation, only the general assembly, can decide about the increase of fixed assets, based on the proposal of the board of directors. The increase of fixed assets always requires to change the Articles of Incorporation.

2. Fixed assets can be increased only in some of the ways mentioned by law.

                                    Section 9
                            Decrease of fixed assets

1.       General assembly can also decide to decrease fixed assets.

2. However, company fixed assets can not be decreased under level set by law, i.e. to less than 1,000,000,- CZK.

                                    Part two
                                   Section 10
                                     Shares

1. Company fixed assets is divided into 50 thousand booked registered shares for public trading.

2.       Nominal value of each share is 10 thousand CZK.

                                   Section 11
                       Limitation of share transferability

     The board of directors is obligated to keep the list of shareholders. Transfer of shares is possible only after previous written approval of company board of directors.

                                   Part three
                                   Section 12
                          Shareholders to company ratio

1. Every shareholder has the right to participate in company administration and management, the right for payment of the company share on profit, and the right to the liquidated balance at company dissolution.

2.       The shareholder does not guarantee company obligations.

3. General rights and obligations of shareholders follow the provisions of Sections 178 through 183 inclusive, in compliance with the Commercial Code. Some other principles concerning the rights and duties of shareholders can be set by the general assembly.

4.       When the duty to pay the nominal value of  subscribed  shares or of its part is breached, the subscriber shall pay liquidated damage of 25% per year of the amount overdue.

                                   Section 13
                       Enforcement of shareholders rights

         Rights, belonging to shareholders according to law and these Articles of Incorporation, are enforced by shareholders on the general assembly.


                                  Chapter III.
                                 Company bodies

                                   Section 14
                                 Company bodies

The company has the following bodies:

  1.     General assembly
  2.     Board of directors
  3.     Supervisory board
  4.     Director

                                    Part one
                                   Section 15
                                General assembly

1. The highest body of the company is the general assembly, which consists of all present shareholders.

2.       During the period,  when the founders  will  represent the only company
         shareholders,   the  general  assembly  can  have  a  quorum  when  all
         shareholders are present.

3. In case the ordinary or extraordinary general assembly can not have a quorum - the Commercial Code shall be followed.


                                   Section 16
                            Calling general assembly


1. The body, which calls the general assembly, calls it in accordance with law.

2. In case the announcement on calling the general assembly is published, it is published in Business Bulletin.

3.       The requisites of the announcement are set by law.

                                   Section 17
                           Rights of general assembly

     Above the extent set by law, the general assembly decides about the discussion and approval of company business policy, merge of company with another subject, approval of the company plan, issue of new shares or new type of shares.


                                   Section 18
      The voting right of shareholders and its exercise on general assembly

1. Ownership of one share (Section 10) is connected with the right to exercise one vote at the general assembly. Every shareholder is entitled to exercise so many votes on the general assembly, how many shares he owns.

2. Every shareholder is entitled to personally participate and vote at the general assembly.

3. The right pursuant to Paragraph 2 can be exercised also by means of a proxy, who has a written power of attorney.

                                   Section 19
                           Acting at general assembly

1. The acting of the general assembly is started by a person authorized by the board of directors. The authorized person controls the election of the chairman of the general assembly, the election of the recording official and two verification officials. Further the authorized person elects the person or persons authorized to count votes.

2. After the activities mentioned in Paragraph 1 are performed, the procedure of the general assembly is controlled by its chairman.

3. The shareholders present at the general assembly put down their signatures on the attendance list, which contains the following:

         a)   name  and  address   (eventually   name  and   domicile)   of  the
              shareholder,

         b) at shareholders - legal persons the name and position of the person, acting on behalf of the shareholders,

         c)   number of shares of the shareholder,

         d)   number of votes belonging to individual shareholders.

     The validity of the attendance list shall be confirmed by the chairman of the general assembly and by the recording official. The present shareholders at the general assembly have to have their access to the attendance list possible.

                                   Section 20
               The way of decision making at the general assembly

     Plurality of votes of present shareholders shall be sufficient for acceptance of the general assembly decision. Approval of 75% of present shareholders at the general assembly is necessary in the matters of discussion and approval of company business policy, company merge with another subject, company plan approval, issue of new shares or a new type of shares, increase or decrease of fixed assets and change of the Articles of Incorporation. Where law requires two third vote majority of shareholders present at general assembly, approval of 75% of shareholders present at general assembly is necessary.


                                   Section 21
                         Minutes of the general assembly

     Minutes of the general assembly shall be prepared, which shall be signed by the chairman of the general assembly and by the recording official, and which correctness shall be confirmed by the verification official. The requisites of the minutes are set by law.

                                    Part two
                                   Section 22
                               Board of directors

1. The statutory body of the company is the five-member board of directors elected by the general assembly from the ranks of both shareholders and non-shareholders for four-year term of office.

2. However, the members of the supervisory board can not be the members of the board of directors.

                                   Section 23
             Chairman and deputy chairman of the board of directors

1. The elected members of the board of directors vote their chairman and deputy chairman from their ranks by public election.

2. The chairman calls and controls meetings of the board of directors. He is submitted to law, Articles of Incorporation, decision of the general assembly and resolution of the board of directors.

3. If the chairman is absent, the deputy chairman of the board substitutes him in full extent.

                                   Section 24
                        Rights of the board of directors

1. The board of directors has all rights in such company matters, which law or these Articles of Incorporation set neither to the general assembly, nor to another company body.

2. The board of directors is responsible for company control and for performance of employer's rights.

3. The operative performance of activities has been delegated to the company director, who is responsible for performance of these delegated operative activities to the board of directors.

4. The board of directors especially:

         a) proposes conception of long-term company development to the general assembly;

         b) sets company business plan in the scope of decision of the general assembly;

         c) appoints company director and executes management agreement with him;

         d)   issues organizational and working rules of the company;

         e)   decides on drawing of the reserve fund;

         f)   approves financial and general plans of the company;

         g) approves changes of company organizational rules, working rules and principles of company internal control;

         h)   secures proper bookkeeping and trade books;

         i)   in  case  of  increase  or   decrease   of  fixed   assets   makes
              corresponding changes in number or nominal value of shares;

         j)   decides about general company dislocation matters;

         k)   decides about executing contracts and funds collection;

         1) decides about execution of contracts on participation in trade companies;

         m) submits proposals of company main development strategies to general assembly;

         n) submits proposal of changes in Articles of Incorporation to general assembly;

         o)   submits proposal of changes in company purpose of business;

         p) submits proposal of issue of new shares or a new type of shares, and/or proposal of change of rights belonging to shares;

         q)   submits reports on business activity;

         r)   submits report on status of assets;

         s)   submits report on financial policy;

         t)   submits report on business policy.

                                   Section 25
                        Meeting of the board of directors

1. The board of directors meets at least ones in three months, in the first year of company existence at least once a month.

2. The board of directors is called for meeting by its chairman by a written invitation. In case the invitation does not include agenda or any member of the board proposes to discuss a matter excluded of agenda on the meeting, the board of directors can have a valid quorum only when all members are present at the meeting.

3. The board of directors can have a quorum if majority of its members is present on the meeting.

4. The resolution of the board of directors is accepted, if at least three members vote for it. That member of the board, who did not approve the proposal of the resolution, in case the resolution was accepted, is entitled to require a record of his opinion.


                                   Section 26
                                Procedural order

1. Details of the record concerning the meeting and acceptance of resolutions of the board of directors can be modified in the procedural order.

2. A written protocol shall be prepared about the meeting and resolutions of the board of directors, which shall be signed by the chairman of the board of directors and by the recording official.

3.       The  recording  official  has  not  to be a  member  of  the  board  of
         directors,   however,  he  has  to  be  subject  to  a  confidentiality agreement.

                                   Part three
                                   Section 27
                                Supervisory board

1. The highest supervisory body of the company is the three-member supervisory board.

2. In other cases than the case mentioned in Section 200 of the Commercial Code, the members of the supervisory board are elected by general assembly for five-year term of office.

                                   Section 28

1. The meeting of the supervisory board is called by its chairman at least 4 times a year based on the following:
         a)       decision of the general assembly;
         b)       own decision;
         c) proposal of any other member of the supervisory board or proposal of the chairman of the board of directors or based on proposal of a shareholder, who owns shares, which nominal value represents at least 10% of company fixed assets.

2. Similar regulations of Section 24 Paragraphs 1 and 3 and Section 26 Paragraphs 2 through 4 and Section 27 Paragraphs 1 and 2 shall be used in details for meeting and decision of the supervisory board.

                                    Part four
                                   Section 29
      Common regulations about the board of directors and supervisory board

1. Ban on competition within the scope set in Section 196 of the Commercial Code is valid for the members of the board of directors and supervisory board, under provision that company general assembly can provide an approval for the members of the board of directors or supervisory board to perform activity of the statutory body or a member of such or other body of another legal person. This approval is also necessary in the case when it is a legal person, on whose business the company participates.

2. The members of the board of directors and supervisory board get director's fee and bonuses for their work in accordance with these Articles of Incorporation and the decision of the general assembly.

                                    Part five
                                   Section 30
                                    Director

1. The company has the position of the director, who is appointed and recalled by the company board of directors.

2. The director is entitled to control the performance of general company activities, especially:

         a) to perform commercial management and to secure company operational matters

         b)   to enforce employees' rights

         c)   to enforce resolution of company bodies

         d)   to take care of common matters of company management

         e) to enforce activities, by which he was appointed by the board of directors

         f) to act on behalf of the company within the scope of written authorization of the board of directors

         g) to act as the statutory body of the company in employees' relation, namely within the scope authorized by the board of directors

3. The director is in working relation with the company. The membership in the supervisory board is incompatible with the position of director.

                                   Chapter IV.
                                 Company economy

                                   Section 31
                                 Financial year

1.       The financial year of the company is the calendar year.

2. The first financial year of the company starts on the day of its formation and ends on December 31 of the corresponding year.


                                   Section 32
                                  Company funds

1. At its formation, the company establishes the following funds in compliance with the corresponding legal rules:

         a) reserve fund;
         b) social fund.

2. The general assembly can decide about establishment of other company funds.

                                   Section 33
                                  Reserve fund

     At its formation the company shall establish a reserve fund in the amount of 10% of fixed assets. Annually it shall be completed minimally by 5% of net profit, up to 20% of fixed assets.

                                   Section 34
                   Company bookkeeping and financial statement

1. The board of directors is responsible to the general assembly for securing of proper company bookkeeping.

2. Financial statements of the company are subject to control in accordance with law. The auditors for verification of the annual or extraordinary financial statement are chosen by the board of directors.

3. The board of directors submits to the general assembly the annual or extraordinary financial statement for approval together with the proposal for profit distribution, at least 30 days prior to the general assembly. If the case mentioned in Section 15 Paragraph 3 happens, the main data of the financial statement shall be published in the Commercial Bulletin in the same deadline.

                                   Section 35
                           Way of profit distribution

     The general assembly decides about the way of profit distribution based on the proposal submitted by the board of directors to the general assembly.

1. The company profit achieved in the financial year is divided into the subsidy into reserve fund up to the maximum creation of the reserve fund according to Section 33 of the Articles of Incorporation and into other purpose approved by the general assembly.

2. The general assembly sets more specifying terms of the way of dividend payment.


                                   Chapter V.
                                Final provisions

                                   Section 36
                             Dissolution of company

1. The company can be dissolved, except for cases, when the court is entitled to do so according to law, only by the decision of the general assembly. Provision of Section 21 is also valid here.

2. If the general assembly decides on dissolution of the company with liquidation, the general assembly appoints also a liquidator and sets his remuneration. The general assembly can also recall the liquidator any time.

3. By appointing the liquidator the activity of the board of directors is finished.

4. The liquidator has to perform liquidation of the company in compliance with law. However, he can not alienate real properties in other way than in public auction. The liquidator shall start with company liquidation without delay and after the liquidation is finished he shall report to the general assembly about the status of trades and their finishing.

5. The provisions on the general assembly and the supervisory board remain without changes. The general assembly is called by the liquidator in the way mentioned in Section 16.

6. The liquidator shall report on the status of liquidation to each general assembly. Every shareholder is entitled to have a look at this report, provided with appropriate documents, at least ten days prior to the general assembly.

                                   Section 37
                     Announcement and notices of the company

1. Announcements and notices of the company are delivered by its board of directors to the shareholders in form of a registered letter, and they are also published in Commercial Bulletin if it is set by law or if the board of directors decides so.

2. The board of directors can also decide that the announcement or the notice of the company is published in newspapers or by publishing in the company domicile, which is available for shareholders.

3. Resolutions of the company bodies, where the shareholder of the company is the addressee, are delivered to the shareholder in form of a registered letter to his last known address.

4. If law does not sets otherwise, one publishing is sufficient for valid notice.


                                   Section 38
       Approval of Articles of Incorporation, their changes and amendments

1. These Articles of Incorporation are liable to the approval of the founders in compliance with provision of Section 172 of the Commercial Code.

2. The Articles of Incorporation can be changed and amended only by the decision of the general assembly in accordance with Section 186 Paragraph 1 and Section 187 Paragraph 2 of the Commercial Code and
         Section 20 of the Articles of Incorporation. The decision must have the form of a notary record.





Most, November 11, 1994